Exhibit 99

News Release

Contact:	Randy Belote (Media)
703-280-2720
randy.belote@ngc.com

Steve Movius (Investors)
703-280-4575
steve.movius@ngc.com
Northrop Grumman Reports Second Quarter 2016 Financial Results

•	Q2 Sales Increase 2 Percent to $6.0 Billion

•	Q2 EPS Increase 4 Percent to $2.85

•	Q2 Cash from Operations of $604 Million; Q2 Free Cash Flow[1] of $431 Million

•	2016 EPS Guidance Increased to $10.75 to $11.00

FALLS CHURCH, Va. – July 27, 2016 – Northrop Grumman Corporation (NYSE: NOC) reported second quarter 2016 sales of $6.0 billion, a 2 percent increase over sales of $5.9 billion in the second quarter of 2015. Second quarter 2016 net earnings totaled $517 million, or $2.85 per diluted share, compared with $531 million, or $2.74 per diluted share, in the second quarter of 2015. Second quarter 2016 diluted earnings per share are based on 181.5 million weighted average diluted shares outstanding compared with 193.7 million in the prior year period, a 6 percent decline. The company repurchased 1.9 million shares of its common stock in the second quarter of 2016. As of June 30, 2016, approximately $3.6 billion remained on the company's share repurchase authorization.
The company increased its guidance for 2016 diluted earnings per share to a range of $10.75 to $11.00 to reflect year-to-date financial performance as well as an approximately $40 million, or $0.20 per share, tax benefit to be recorded in the third quarter of 2016.
“Solid operational execution and value-creating cash deployment continue to drive our strong financial results. Our entire team continues to be focused on operational excellence as we position the company for profitable long-term growth,” said Wes Bush, chairman, chief executive officer and president.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	2

Table 1 — Financial Highlights

	Second Quarter		Six Months
($ in millions, except per share amounts)	2016	2015	2016	2015
Sales	$6,000	$5,896	$11,956	$11,853
Segment operating income[1]	731	742	1,432	1,477
Segment operating margin rate[1]	12.2%	12.6%	12.0%	12.5%
Operating income	797	813	1,536	1,593
Operating margin rate	13.3%	13.8%	12.8%	13.4%
Net earnings	517	531	1,073	1,015
Diluted EPS	2.85	2.74	5.88	5.15
Net cash provided by (used in) operating activities	604	626	544	(28)
Free cash flow[1]	431	511	73	(260)

Pension-adjusted Operating Highlights
Operating income	797	813	1,536	1,593
Net FAS/CAS pension adjustment[1]	(69)	(81)	(143)	(164)
Pension-adjusted operating income[1]	$728	$732	$1,393	$1,429
Pension-adjusted operating margin rate[1]	12.1%	12.4%	11.7%	12.1%

Pension-adjusted Per Share Data
Diluted EPS	$2.85	$2.74	$5.88	$5.15
Pre-tax net pension adjustment per share[1]	(0.38)	(0.42)	(0.78)	(0.83)
Tax effect on net pension adjustment per share	0.13	0.15	0.27	0.29
After-tax net pension adjustment per share[1]	(0.25)	(0.27)	(0.51)	(0.54)
Pension-adjusted diluted EPS[1]	$2.60	$2.47	$5.37	$4.61
Weighted average shares outstanding — Basic	180.1	191.8	180.7	194.8
Dilutive effect of share-based awards	1.4	1.9	1.7	2.3
Weighted average shares outstanding — Diluted	181.5	193.7	182.4	197.1

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
Second quarter operating income declined 2 percent and operating margin rate decreased 50 basis points to 13.3 percent. Lower operating income reflects a decline in segment operating income and lower net FAS/CAS pension adjustment than in the prior year period. Second quarter 2016 segment operating income decreased to $731 million, and segment operating margin rate decreased 40 basis points to 12.2 percent.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	3

Table 2 — Cash Flow Highlights

	Second Quarter		Six Months
($ millions)	2016	2015	2016	2015
Net cash provided by (used in) operating activities	$604	$626	$544	$(28)
Less: capital expenditures	(173)	(115)	(471)	(232)
Free cash flow[1]	$431	$511	$73	$(260)

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
Second quarter 2016 cash provided by operating activities totaled $604 million compared to $626 million provided in the second quarter of 2015.
Second quarter 2016 free cash flow totaled $431 million after capital expenditures of $173 million. Second quarter 2016 capital expenditures included $80 million for the purchase of facilities previously leased by Mission Systems.
Year to date through June 30, 2016 cash provided by operations improved to $544 million from a use of $28 million in 2015, and free cash flow improved to $73 million from a use of $260 million in 2015. In the first quarter of 2015 the company made a $500 million discretionary pension contribution, which reduced cash from operations and free cash flow by $325 million on an after-tax basis.
Year-to-date changes in cash and cash equivalents include the following for cash from operating, investing and financing activities through June 30, 2016:
Operating

•	$544 million provided by operations

Investing

•	$471 million for capital expenditures including $239 million for the purchase of facilities previously leased by Mission Systems

Financing

•	$682 million for repurchase of common stock

•	$107 million for repayment of long-term debt

•	$322 million for dividends

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	4

2016 Guidance
The company’s 2016 financial guidance is based on the spending levels provided for in the Bipartisan Budget Act of 2015 and the Consolidated Appropriations Act of 2016. The guidance assumes no disruption to or cancellation of any of our significant programs and no disruption to or shutdown of government operations. Guidance for 2016 also assumes adequate appropriations and funding for the company’s programs in the first quarter of the U.S. government’s fiscal year 2017.

2016 Guidance
($ in millions, except per share amounts)	As of 4/27/16			As of 7/27/16

Sales	23,500	—	24,000	23,500	—	24,000

Segment operating margin %[1]	High 11%			High 11%

Net FAS/CAS pension adjustment[1]	~275			~275

Operating margin %	~12%			Low 12%

Effective tax rate %	~27%			~25.5%

Diluted EPS	10.40	—	10.70	10.75	—	11.00

Capital expenditures	700	—	1,000	800	—	1,000

Free cash flow[1]	1,500	—	1,800	1,500	—	1,800

[1] Non-GAAP metric - see definitions at the end of this earnings release.
In July 2016, the U.S. Congressional Joint Committee on Taxation approved a resolution of the IRS examination of the company’s 2007-2011 tax returns. The resolution will reduce third quarter 2016 income tax expense by approximately $40 million or $0.20 per share. Guidance for the company's 2016 effective tax rate and diluted earnings per share reflect the third quarter 2016 tax benefit.
Estimated capital expenditures in 2016 reflect increased programmatic requirements and $239 million for the purchase of Mission Systems facilities. These investments support the company's continued focus on cost reduction, affordability and competitiveness.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	5

Table 3 — Business Results
Effective Jan. 1, 2016, the company realigned from four to three segments: Aerospace Systems, Mission Systems and Technology Services. Operating results for all periods presented have been recast to reflect this realignment.
Consolidated Sales & Segment Operating Income1,2

	Second Quarter			Six Months
($ millions)	2016	2015	Change	2016	2015	Change
Sales
Aerospace Systems	$2,600	$2,498	4%	$5,174	$4,996	4%
Mission Systems	2,690	2,628	2%	5,383	5,339	1%
Technology Services	1,213	1,238	(2%)	2,427	2,505	(3%)
Intersegment eliminations	(503)	(468)		(1,028)	(987)
	6,000	5,896	2%	11,956	11,853	1%
Segment operating income[1]
Aerospace Systems	312	319	(2%)	598	631	(5%)
Mission Systems	351	348	1%	704	692	2%
Technology Services	131	128	2%	257	261	(2%)
Intersegment eliminations	(63)	(53)		(127)	(107)
Segment operating income[1]	731	742	(1%)	1,432	1,477	(3%)
Segment operating margin rate[1]	12.2%	12.6%	(40) bps	12.0%	12.5%	(50) bps
Reconciliation to operating income
Net FAS/CAS pension adjustment[1]	69	81	(15%)	143	164	(13%)
Unallocated corporate expenses	(3)	(9)	67%	(36)	(47)	23%
Other	—	(1)	100%	(3)	(1)	(200%)
Operating income	797	813	(2%)	1,536	1,593	(4%)
Operating margin rate	13.3%	13.8%	(50) bps	12.8%	13.4%	(60) bps
Interest expense	(74)	(75)	1%	(150)	(151)	1%
Other, net	7	(2)	NM	20	(2)	NM
Earnings before income taxes	730	736	(1%)	1,406	1,440	(2%)
Federal and foreign income tax expense	(213)	(205)	(4%)	(333)	(425)	22%
Net earnings	$517	$531	(3%)	$1,073	$1,015	6%

[1]	Non-GAAP metric — see definitions at the end of this earnings release.
[2]	Schedule 4 provides annual segment information in the realigned structure for years 2013-2015 and quarterly information for 2015.
Second quarter 2016 operating income declined 2 percent due to lower segment operating income and lower net FAS/CAS pension adjustment, partially offset by lower corporate unallocated expenses. Second quarter segment operating income was $11 million lower than the prior year period. Segment operating margin rate declined to 12.2 percent due to lower margin rates at Aerospace Systems and Mission Systems, partially offset by a higher margin rate at Technology Services.
For the second quarter of 2016, federal and foreign income tax expense increased to $213 million from $205 million in 2015; the company's effective tax rate increased to 29.2 percent from 27.9 percent. Last year’s second quarter reflects $21 million more in tax benefits for research credits due to claims filed for prior tax years.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	6

Aerospace Systems ($ millions)

	Second Quarter			Six Months
	2016	2015	Change	2016	2015	Change
Sales	$2,600	$2,498	4.1%	$5,174	$4,996	3.6%
Operating income	312	319	(2.2%)	598	631	(5.2%)
Operating margin rate	12.0%	12.8%		11.6%	12.6%
Aerospace Systems second quarter 2016 sales increased 4 percent due to higher volume for Manned Aircraft and Autonomous Systems programs, partially offset by lower volume for Space programs. Manned Aircraft sales rose due to higher restricted volume and higher F-35 deliveries, partially offset by fewer F/A-18 deliveries and lower volume on the B-2 program. Autonomous Systems sales rose due to higher volume on the Global Hawk and Triton programs, partially offset by lower volume due to the ramp down on the NATO Alliance Ground Surveillance program. Space sales declined due to lower volume on the Advanced Extremely High Frequency and the James Webb Space Telescope programs, partially offset by higher restricted volume.
Aerospace Systems second quarter 2016 operating income decreased 2 percent and operating margin rate declined to 12.0 percent. Operating income and margin rate reflect lower margins in Manned Aircraft due to changes in contract mix and the timing of risk retirements, partially offset by improved performance on Space programs.
Mission Systems ($ millions)

	Second Quarter			Six Months
	2016	2015	Change	2016	2015	Change
Sales	$2,690	$2,628	2.4%	$5,383	$5,339	0.8%
Operating income	351	348	0.9%	704	692	1.7%
Operating margin rate	13.0%	13.2%		13.1%	13.0%
Mission Systems second quarter 2016 sales increased 2 percent due to higher volume for Advanced Capabilities programs, as well as Sensors and Processing programs. Higher Advanced Capabilities sales include higher restricted volume, as well as ramp-up on several navigation and maritime programs, including SEWIP Block III. Sensors and Processing sales increased due to ramp-up on the G/ATOR and JCREW programs. These increases were partially offset by lower volume on international and combat avionics programs.
Mission Systems second quarter 2016 operating income increased 1 percent due to higher sales volume, and operating margin rate declined to 13.0 percent due to changes in contract mix on Sensors and Processing programs.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	7

Technology Services ($ millions)

	Second Quarter			Six Months
	2016	2015	Change	2016	2015	Change
Sales	$1,213	$1,238	(2.0%)	$2,427	$2,505	(3.1%)
Operating income	131	128	2.3%	257	261	(1.5%)
Operating margin rate	10.8%	10.3%		10.6%	10.4%
Technology Services second quarter 2016 sales decreased 2 percent primarily due to lower volume for Advanced Defense Services programs, partially offset by higher volume on Global Logistics and Modernization programs. Advanced Defense Services sales declined primarily due to several program completions in 2015. The increase in Global Logistics and Modernization sales reflects higher volume on the KC-10 program, partially offset by lower volume on the ICBM program.
Technology Services second quarter 2016 operating income increased 2 percent, and operating margin rate increased 50 basis points to 10.8 percent. Higher operating income and margin rate reflect improved performance.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	8

About Northrop Grumman
Northrop Grumman will webcast its earnings conference call at noon Eastern time on July 27, 2016. A live audio broadcast of the conference call will be available on the investor relations page of the company’s website at www.northropgrumman.com.
Northrop Grumman is a leading global security company providing innovative systems, products and solutions in autonomous systems, cyber, C4ISR, strike, and logistics and modernization to customers worldwide. Please visit www.northropgrumman.com for more information.

Forward-Looking Statements
This earnings release and the information we are incorporating by reference contain statements, other than statements of historical fact, that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “intend,” “may,” “could,” “plan,” “project,” “forecast,” “believe,” “estimate,” “guidance,” “outlook,” “anticipate,” “trends,” “goals” and similar expressions generally identify these forward-looking statements.
Forward-looking statements include, among other things, statements relating to our future financial condition, results of operations and cash flows. Forward-looking statements are based upon assumptions, expectations, plans and projections that we believe to be reasonable when made, but which may change over time. These statements are not guarantees of future performance and inherently involve a wide range of risks and uncertainties that are difficult to predict. Specific risks that could cause actual results to differ materially from those expressed or implied in these forward-looking statements include, but are not limited to, those identified and discussed more fully in the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K. They include:

•	our dependence on the U.S. Government for a substantial portion of our business

•	significant delays or reductions in appropriations for our programs and U.S. Government funding more broadly

•	investigations, claims and/or litigation

•	our exposure to additional risks as a result of our international business

•	the improper conduct of employees, agents, business partners or joint ventures in which we participate and the impact on our reputation and our ability to do business

•	the use of estimates when accounting for our contracts and the effect of contract cost growth and/or changes in estimated contract revenues and costs

•	cyber and other security threats or disruptions faced by us, our customers or our partners

•
the future investment performance of plan assets, changes in actuarial assumptions associated with our pension and other post-retirement benefit plans and related legislative or other regulatory actions

•	the performance and financial viability of our subcontractors and suppliers and the availability and pricing of materials and components

•	increased competition within our markets and bid protests

•	changes in procurement and other laws, regulations and practices applicable to our industry, findings by the U.S. Government, and changes in our customers’ business practices

•	natural and/or environmental disasters

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

Northrop Grumman Reports Second Quarter 2016 Financial Results	9

•	the adequacy and availability of our insurance coverage, customer indemnifications or other liability protections

•	products and services we provide related to nuclear and other hazardous and high risk operations, which subject us to various environmental, regulatory, financial, reputational and other risks

•	changes in business conditions that could impact business investments and/or recorded goodwill or the value of other long-lived assets

•	inability to develop new products and technologies and maintain technologies, facilities, equipment and a qualified workforce to win new competitions and meet the needs of our customers

•	inability to meet performance obligations under our contracts

•	unforeseen environmental costs

•	our ability to protect our intellectual property rights

•	unanticipated changes in our tax provisions or exposure to additional tax liabilities

•	our potential exposure to claims, liabilities and reputational harm relating to our former Shipbuilding business
Additional information regarding these risks and other important factors can be found in the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and as disclosed in this report and from time to time in our other filings with the SEC.
You are urged to consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of forward-looking statements. These forward-looking statements speak only as of the date this report is first filed or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This release and the attachments also contain non-GAAP financial measures. A reconciliation to the nearest GAAP measure and a discussion of the company's use of these measures are included in this release or the attachments.

Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media

SCHEDULE 1
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
$ in millions, except per share amounts	2016	2015	2016	2015
Sales
Product	$3,560	$3,509	$7,038	$6,938
Service	2,440	2,387	4,918	4,915
Total sales	6,000	5,896	11,956	11,853
Operating costs and expenses
Product	2,621	2,568	5,232	5,110
Service	1,962	1,874	3,912	3,874
General and administrative expenses	620	641	1,276	1,276
Operating income	797	813	1,536	1,593
Other (expense) income
Interest expense	(74)	(75)	(150)	(151)
Other, net	7	(2)	20	(2)
Earnings before income taxes	730	736	1,406	1,440
Federal and foreign income tax expense	213	205	333	425
Net earnings	$517	$531	$1,073	$1,015

Basic earnings per share	$2.87	$2.77	$5.94	$5.21
Weighted-average common shares outstanding, in millions	180.1	191.8	180.7	194.8

Diluted earnings per share	$2.85	$2.74	$5.88	$5.15
Weighted-average diluted shares outstanding, in millions	181.5	193.7	182.4	197.1

Net earnings (from above)	$517	$531	$1,073	$1,015
Other comprehensive income
Change in unamortized benefit plan costs, net of tax	100	96	201	192
Change in cumulative translation adjustment	(9)	13	(13)	(16)
Other, net	1	—	—	(1)
Other comprehensive income, net of tax	92	109	188	175
Comprehensive income	$609	$640	$1,261	$1,190

SCHEDULE 2
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited)

	June 30, 2016	December 31, 2015
$ in millions
Assets
Cash and cash equivalents	$1,139	$2,319
Accounts receivable, net	3,483	2,841
Inventoried costs, net	973	807
Prepaid expenses and other current assets	186	367
Total current assets	5,781	6,334
Property, plant and equipment, net of accumulated depreciation of $4,927 in 2016 and $4,849 in 2015	3,299	3,064
Goodwill	12,463	12,460
Deferred tax assets	1,375	1,409
Other non-current assets	1,163	1,157
Total assets	$24,081	$24,424

Liabilities
Trade accounts payable	$1,272	$1,282
Accrued employee compensation	1,112	1,195
Advance payments and amounts in excess of costs incurred	1,383	1,537
Other current liabilities	1,332	1,443
Total current liabilities	5,099	5,457
Long-term debt, net of current portion	6,387	6,386
Pension and other post-retirement benefit plan liabilities	6,061	6,172
Other non-current liabilities	853	887
Total liabilities	18,400	18,902

Shareholders’ equity
Preferred stock, $1 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $1 par value; 800,000,000 shares authorized; issued and outstanding: 2016—178,956,974 and 2015—181,303,083	179	181
Paid-in capital	—	—
Retained earnings	10,634	10,661
Accumulated other comprehensive loss	(5,132)	(5,320)
Total shareholders’ equity	5,681	5,522
Total liabilities and shareholders’ equity	$24,081	$24,424

SCHEDULE 3
NORTHROP GRUMMAN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30
$ in millions	2016	2015
Operating activities
Net earnings	$1,073	$1,015
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	209	216
Stock-based compensation	37	47
Excess tax benefits from stock-based compensation	—	(106)
Deferred income taxes	(89)	139
Changes in assets and liabilities:
Accounts receivable, net	(647)	(344)
Inventoried costs, net	(170)	(117)
Prepaid expenses and other assets	7	48
Accounts payable and other liabilities	(287)	(870)
Income taxes payable	225	314
Retiree benefits	209	(378)
Other, net	(23)	8
Net cash provided by (used in) operating activities	$544	$(28)

Investing activities
Capital expenditures	(471)	(232)
Other, net	2	(2)
Net cash used in investing activities	(469)	(234)

Financing activities
Common stock repurchases	(682)	(1,916)
Net proceeds from issuance of long-term debt	—	600
Payments of long-term debt	(107)	—
Cash dividends paid	(322)	(309)
Payments of employee taxes withheld from share-based awards	(150)	(172)
Other, net	6	103
Net cash used in financing activities	(1,255)	(1,694)
Decrease in cash and cash equivalents	(1,180)	(1,956)
Cash and cash equivalents, beginning of year	2,319	3,863
Cash and cash equivalents, end of period	$1,139	$1,907

SCHEDULE 4
NORTHROP GRUMMAN CORPORATION
REALIGNED SEGMENTS
SUMMARY OPERATING RESULTS
(Unaudited)

	SALES							SEGMENT OPERATING INCOME [1]
	2013	2014	2015	2015				2013	2014	2015	2015
	Total	Total	Total	Three Months Ended				Total	Total	Total	Three Months Ended
($ in millions)	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31	Year	Year	Year	Mar 31	Jun 30	Sep 30	Dec 31
AS REPORTED [2]
Aerospace Systems	$10,014	$9,997	$10,004	$2,498	$2,512	$2,563	$2,431	$1,215	$1,315	$1,220	$315	$322	$303	$280
Electronic Systems	7,149	6,951	6,842	1,681	1,683	1,767	1,711	1,226	1,148	1,068	247	265	275	281
Information Systems	6,596	6,222	5,894	1,574	1,485	1,472	1,363	633	611	616	166	150	146	154
Technical Services	2,843	2,799	2,838	770	720	695	653	262	261	254	68	67	64	55
Intersegment Eliminations	(1,941)	(1,990)	(2,052)	(566)	(504)	(518)	(464)	(256)	(236)	(238)	(61)	(62)	(62)	(53)
Total	$24,661	$23,979	$23,526	$5,957	$5,896	$5,979	$5,694	$3,080	$3,099	$2,920	$735	$742	$726	$717

REALIGNED [3]
Aerospace Systems	$9,999	$9,910	$9,940	$2,498	$2,498	$2,544	$2,400	$1,214	$1,285	$1,205	$312	$319	$298	$276
Mission Systems	11,468	11,001	10,674	2,711	2,628	2,723	2,612	1,619	1,557	1,410	344	348	355	363
Technology Services	4,992	4,902	4,819	1,267	1,238	1,193	1,121	464	461	514	133	128	128	125
Intersegment Eliminations	(1,798)	(1,834)	(1,907)	(519)	(468)	(481)	(439)	(217)	(204)	(209)	(54)	(53)	(55)	(47)
Total	$24,661	$23,979	$23,526	$5,957	$5,896	$5,979	$5,694	$3,080	$3,099	$2,920	$735	$742	$726	$717

1	Non-GAAP metric — see definitions at the end of this earnings release.
2
"As reported" summary operating results for the years ended December 31, 2013, 2014 and 2015 and the three months ended March 31, June 30, September 30 and December 31, 2015 reflect our former organizational structure and reportable segments and were previously disclosed in the company's filings with the Securities and Exchange Commission (SEC).

3
"Realigned" summary operating results for the years ended December 31, 2013, 2014 and 2015 and the three months ended March 31, June 30, September 30 and December 31, 2015 were recast to reflect the changes in the company's organizational structure and reportable segments from four to three effective January 1, 2016 as described in the company's Form 8-K filed with the SEC on April 27, 2016. The three current sectors are Aerospace Systems, Mission Systems and Technology Services.

Northrop Grumman Reports Second Quarter 2016 Financial Results	14

Non-GAAP Financial Measures Disclosure: This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC (Securities and Exchange Commission) Regulation G and indicated by a footnote in the text of the release. While the company believes that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided in the body of the release. References to a “Table” in the definitions below relate to tables in the body of this earnings release. Other companies may define these measures differently or may utilize different non-GAAP measures.
Free cash flow: Net cash provided by (used in) operating activities less capital expenditures. We use free cash flow as a key factor in our planning for, and consideration of, acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow is reconciled in Table 2.
Pension-adjusted metrics: For financial statement purposes, we account for our employee pension plans in accordance with GAAP under FAS (GAAP Financial Accounting Standards). However, the cost of these plans is charged to our contracts in accordance with the Federal Acquisition Regulation (FAR) and the related U.S. Government Cost Accounting Standards (CAS) that govern such plans. We present each of the following pension-adjusted metrics to reflect the company’s performance based upon the pension costs charged to our contracts. We use pension-adjusted metrics as internal measures of financial performance and for performance-based compensation decisions.
Net FAS/CAS pension adjustment: The difference between pension expense charged to contracts and included as cost in segment operating income in accordance with CAS and pension expense determined in accordance with FAS. Net FAS/CAS pension adjustment is presented in Table 1.
Pension-adjusted operating income: Operating income before the net FAS/CAS pension adjustment as defined above. Pension-adjusted operating income is reconciled in Table 1.
Pension-adjusted operating margin rate: Pension-adjusted operating income as defined above, divided by sales. Pension-adjusted operating margin rate is reconciled in Table 1.
Pre-tax net pension adjustment per share: The per share impact, before tax, of the net FAS/CAS pension adjustment as defined above. Pre-tax net pension adjustment per share is presented in Table 1.
After-tax net pension adjustment per share: The per share impact, after tax at the statutory rate of 35 percent, of the net FAS/CAS pension adjustment as defined above. After-tax net pension adjustment per share is presented in Table 1.
Pension-adjusted diluted EPS: Diluted EPS excluding the after-tax net pension adjustment per share as defined above. Pension-adjusted diluted EPS is reconciled in Table 1.
Segment operating income: Total earnings from our three segments including allocated pension expense recognized under CAS. Reconciling items to operating income include the net FAS/CAS pension adjustment, as defined above, as well as certain corporate-level expenses, which are not considered allowable or allocable under applicable CAS or FAR. Management uses segment operating income, as reconciled in Table 3, as an internal measure of financial performance.
Segment operating margin rate: Segment operating income as defined above, divided by sales. Management uses segment operating margin rate, as reconciled in Table 3, as an internal measure of financial performance.

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Northrop Grumman Corporation
2980 Fairview Park Drive • Falls Church, VA 22042-4511
www.northropgrumman.com/media